As filed with the Securities and Exchange Commission on January 26, 1995
                         Registration No. 33-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -----------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                            THE VALSPAR CORPORATION
             (Exact name of registrant as specified in its charter)

        DELAWARE                        2851                    36-2443580
(State of Incorporation)     (Primary Standard Industrial    (I.R.S. Employer
                              Classification Code Number)    Identification No.)
                         ------------------------------

                            1101 THIRD STREET SOUTH
                          MINNEAPOLIS, MINNESOTA 55415
                                 (612) 332-7371
              (Address, including zip code, and telephone number,
        including area code of registrant's principal executive offices)
                         ------------------------------

                                Rolf Engh, Esq.
                            The Valspar Corporation
                            1101 Third Street South
                          Minneapolis, Minnesota 55415
                                 (612) 375-7705

              (Name and address, including zip code and telephone
               number, including area code, of agent for service)
                         -----------------------------
         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

           Title of Each                                              Proposed               Proposed
        Class of Securities                  Amount to                 Maximum                Maximum               Amount of
          Being Registered                 be Registered                Price                Aggregate           Registration Fee
                                                                      Per Share           Offering Price
Common Stock, $.50 par value.              500,000 shares             $35.938(1)            $17,969,000(1)            $6,196.21


(1) Estimated solely for purposes of computing the registration fee pursuant to Rule 457(c) and based upon the average of the high and low sale prices for such common stock on January 23, 1995 as reported on the New York Stock Exchange.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.



                            THE VALSPAR CORPORATION

                             CROSS-REFERENCE SHEET
                                    BETWEEN
                  ITEMS IN FORM S-4 AND LOCATION IN PROSPECTUS



       Form S-4 Item Number and Caption                                       Location in Prospectus
1.     Forepart of Registration Statement and
          Outside Front Cover of Prospectus...................   Facing Page; Cross-Reference Sheet; Outside
                                                                   Front Cover Page of Prospectus
2.     Inside Front and Outside Back Cover Pages
          of Prospectus.......................................   Inside Front and Outside Back Cover Pages of
                                                                   Prospectus
3.     Risk Factors, Ratio of Earnings to Fixed
          Charges and Other Information.......................   Incorporation of Certain Documents by Reference;
                                                                   The Company; Selected Consolidated Financial Information
4.     Terms of the Transaction...............................        *
5.     Pro Forma Financial Information........................        *
6.     Material Contracts with the Company Being
          Acquired............................................        *
7.     Additional Information Required for Reoffering
          by Persons and Parties Deemed to be
          Underwriters........................................        *
8.     Interests of Named Experts and Counsel.................   Legal Matters; Experts
9.     Disclosure of Commission Position on
          Indemnification for Securities Act Liabilities......        *
10.    Information with Respect to S-2 or S-3
          Registrants.........................................        *
11.    Incorporation of Certain Information by
          Reference...........................................        *
12.    Information with Respect to S-3 Registrants............   Incorporation of Certain Documents by Reference;
                                                                   The Company; Price Range of Common Stock;
                                                                   Selected Consolidated Financial Information;
                                                                   Description of Securities
13.    Incorporation of Certain Information by
          Reference...........................................   Incorporation of Certain Documents by Reference
14.    Information with Respect to Registrants
          Other than S-3 or S-2 Registrants...................        *
15.    Information with Respect to S-3 Companies..............        *
16.    Information with Respect to S-2 or S-3
          Companies...........................................        *
17.    Information with Respect to Companies Other
          Than S-2 or S-3 Companies...........................        *
18.    Information if Proxies, Consents or
          Authorizations Are to be Solicited..................        *
19.    Information if Proxies, Consents or
          Authorizations Are Not to be Solicited
          or an Exchange Offer................................        *


- ------------------------

* Not applicable or answer negative upon the date of filing of this Registration Statement. The Registrant may be required to provide information (or further information) in response to one or more of such items under certain circumstances by means of a post-effective amendment to this Registration Statement or supplement to the prospectus contained herein.


                 SUBJECT TO COMPLETION, DATED JANUARY 26, 1995

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                   PROSPECTUS

                            THE VALSPAR CORPORATION

                         500,000 SHARES OF COMMON STOCK
                                ($.50 Par Value)

         The Valspar Corporation ("Valspar" or the "Company"), has registered 500,000 shares of its Common Stock, $.50 par value (the "Common Stock"), which may be offered by this Prospectus in connection with acquisitions. Such shares may be issued in exchange for the shares of capital stock, partnership interests or other assets representing an interest, direct or indirect, in other companies or other entities, or in exchange for assets used in or related to the business of such entities. The terms of such acquisitions will generally be determined by direct negotiations with the owners of the business or assets to be acquired or in the case of entities which are more widely held, through exchange offers to stockholders or documents soliciting the approval of statutory mergers, consolidations or sales of assets. Underwriting discounts or commissions will generally not be paid by the Company. However, under some circumstances, the Company may issue Common Stock covered by this Prospectus to pay brokers' commissions incurred in connection with acquisitions.

         This Prospectus, as amended or supplemented if appropriate, has also been prepared for use by the persons who have or will receive shares issued by Valspar in acquisitions, including shares sold hereunder and Common Stock received upon conversion of other equity securities of Valspar or received upon exercise of rights to exchange equity securities of Valspar subsidiaries issued in acquisitions, and who wish to offer and sell such shares, on terms then obtainable, in transactions in which they may be deemed underwriters within the meaning of the Securities Act of 1933. Any profits realized on such sales by such persons may be regarded as underwriting compensation under the Securities Act of 1933.

         The Company's Common Stock is traded on the New York Stock Exchange.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS _____________, 1995.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and New York Regional Office, 13th Floor, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Company has filed with the Commission in Washington, D.C. a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement as permitted by the rules and regulations of the Commission. For further information pertaining to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be examined without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This Prospectus will be delivered with the Company's Annual Report to Stockholders for the year ended October 28, 1994.

         The following documents, which have been filed by the Company with the Commission, are incorporated by reference in this Prospectus: (i) the Annual Report of the Company on Form 10-K for the fiscal year ended October 28, 1994; and (ii) the Company's Proxy Statement dated January 20, 1995 for its Annual Meeting of Stockholders to be held February 22, 1995. All documents filed by Valspar pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference. The Company will furnish its shareholders with annual reports containing audited consolidated financial statements and will furnish upon request quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

         THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS THERETO) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS PROSPECTUS HAS BEEN DELIVERED, FROM THE COMPANY, 1101 THIRD STREET SOUTH, MINNEAPOLIS, MINNESOTA 55415 (TELEPHONE 612-332-7371), ATTENTION:
SECRETARY. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE AT LEAST FIVE DAYS PRIOR TO THE DATE ON WHICH A FINAL INVESTMENT DECISION IS TO BE MADE.



                                  THE COMPANY

         The Valspar Corporation ("Valspar" or the "Company") is one of the six largest North American manufacturers of paints and coatings. Founded in 1806 as the manufacturer of America's first varnish, Valspar represents the combination of many important pioneer coatings firms.

         Valspar's products include consumer paints sold to the do it yourself market; packaging coatings for the food and beverage industries; industrial coatings for a broad spectrum of original equipment manufacture markets; and specialty products including resins, colorants, floor coatings and industrial maintenance and marine coatings. The following table shows the percentage of net sales for these groups of products for the past three fiscal years:

Class of Products      1994    1993    1992
- -------------------    ----    ----    ----

Consumer Coatings        31%     30%     29%
Packaging Coatings       25      27      27
Industrial Coatings      23      23      23
Special Products         21      20      21

         Valspar operates 19 manufacturing plants throughout North America and licenses its technology worldwide. Its executive offices are located at 1101 Third Street South, Minneapolis, Minnesota 55415. Its telephone number is (612) 332-7371. Valspar's Common Stock is traded on the New York Stock Exchange under the symbol VAL.

                               OFFERED SECURITIES

         The securities of Valspar which may be offered from time to time by this Prospectus consist of up to 500,000 shares of Common Stock, which Valspar proposes to issue in a continuing program of acquisitions. The consideration for any acquisition may consist of cash, notes or other evidences of debt, assumptions of liabilities, equity securities, or a combination thereof, as determined from time to time by negotiations between Valspar and the owners of businesses or properties to be acquired. Valspar intends to concentrate its acquisitions in the paint and coatings industry. If the opportunity arises, however, Valspar will attempt to make acquisitions which are either complementary to its present operations or which it considers advantageous even though they may be dissimilar to its present activities. In general, the terms of acquisitions will be determined by direct negotiations between the representatives of Valspar and the owners of the businesses or properties to be acquired or, in the case of entities more widely held, through exchange offers to shareholders or documents soliciting approval of statutory mergers, consolidations or sales of assets. Underwriting discounts or commissions will generally not be paid by Valspar. However, under some circumstances, the Company may issue Common Stock covered by this Prospectus to pay brokers' commissions incurred in connection with acquisitions.

         This Prospectus, as appropriately amended or supplemented, has also been prepared for use by persons who receive shares issued by Valspar in acquisitions, including Common Stock received upon conversion of other equity of Valspar or its subsidiaries issued in acquisitions, and who wish to offer and sell such shares, on terms then available, in transactions in which they may be deemed affiliates or underwriters within the meaning of the Securities Act of 1933 (such persons being referred to under this caption as "Selling Shareholders"). Resales may be made pursuant to this Prospectus, as amended or supplemented, pursuant to Rule 145(d) under the Securities Act of 1933, or pursuant to another exemption from the registration requirements of such Act. Profits realized on resales by Selling Shareholders under certain circumstances may be regarded as underwriting compensation under the Securities Act of 1933.

         Resales by Selling Shareholders may be made directly to investors or through a securities firm acting as an underwriter, broker or dealer. When resales are to be made through a securities firm, such securities firm may be engaged to act as the Selling Shareholder's agent in the sale of shares by such Selling Shareholder, or such securities firm may purchase shares from the Selling Shareholder as principal and thereafter resell such shares from time to time. The fees earned by or paid to such securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. In addition, such securities firm may effect resales through other securities dealers, and customary commissions or concessions to such other dealers may be allowed. Sales of shares may be at negotiated prices, at fixed prices, at market prices or at prices related to market prices then prevailing. Any such sales may be made on the New York Stock Exchange or other exchange on which such shares are traded, in the over-the-counter market, by block trade, in special or other offerings, directly to investors or through a securities firm acting as agent or principal, or a combination of such methods. Any participating securities firm may be indemnified against certain civil liabilities, including liabilities under the Securities Act of 1933. Any participating securities firm may be deemed to be an underwriter within the meaning of the Securities Act of 1933, and any commissions earned by such firm may be deemed to be underwriting discounts or commissions under such Act.

         A Prospectus Supplement, if required, will be filed under Rule 424(b) under the Securities Act of 1933, disclosing the name of the Selling Shareholder, the participating securities firm, if any, the number of shares involved, and other details of such resale, if appropriate.


                          PRICE RANGE OF COMMON STOCK

         The Company's Common Stock is currently traded in the New York Stock Exchange. Prior to December 1993, the Company's Common Stock was traded on the American Stock Exchange. The table below presents the price range of high and low trades of the Company's Common Stock for each period indicated as reported by AMEX and NYSE:
              1994                    1993                1992
          ------------------   ------------------ ------------------
Quarter      High       Low      High      Low     High      Low
- -------   --------   -------   -------    ------- -------   --------
First      $41-3/8   $36-1/2   $36-1/2    $  32   $33-7/8   $22-9/16
Second      45-3/4    39-1/4    36-3/8     30-3/8  36-1/4    32-5/8
Third       38-1/8    33-3/4      38       33-1/2  36-3/8    28-1/2
Fourth      37-1/4    32-3/4    41-1/2     35-7/8  32-3/4    28-3/8



                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                      Year Ended
                                   October 28,      October 29,      October 30,      October 25,     October 26,
                                       1994              1993            1992            1991            1990
OPERATING RESULTS

Net Sales                             $786,848         $693,678         $683,485        $632,562         $571,445

Cost and Expenses
  Cost of Sales                        564,210          497,034          492,092         458,953          410,094
  Operating Expense                    143,711          127,329          131,232         120,643          109,206
                                       -------          -------          -------         -------          -------
Income from Operations                  78,927           69,315           60,161          52,966           52,145

Other Expense - Net                        606            2,038              360           1,504            3,337
Interest                                 2,504            1,645            2,932           5,686            4,704
                                       -------            -----            -----           -----            -----
Income Before Income Taxes              75,817           65,632           56,869          45,776           44,104

Net Income                              45,484           40,182           34,418          27,676           26,731
Net Income as a Percent of Sales          5.8%             5.8%             5.0%            4.4%             4.7%
Return on Average Equity                 24.5%            22.0%            21.7%           20.0%            22.1%

Per Common Share:
  Net Income                           $  2.08          $  1.85         $   1.57         $  1.27          $  1.22
  Dividends Paid                           .52              .44              .36             .30              .26
  Stockholders' Equity                    8.07             9.14             7.84            6.79             5.92
                                       -------             ----             ----            ----             ----

FINANCIAL POSITION

Total Assets                          $363,368         $336,798         $321,618        $319,367         $302,806

Working Capital at Year-End             86,101           83,999           57,500          58,066           56,199
Property, Plant and Equipment, Net     107,028          103,139          101,005          98,818          106,621
Long-Term Debt, Excluding
  Current Portion                       35,334            7,890           10,684          30,697           49,456
Stockholders' Equity                   174,120          196,518          169,377         147,896          128,707
                                       -------          -------          -------         -------          -------

OTHER STATISTICS

Property, Plant and Equipment
  Expenditures                        $ 31,546         $ 17,073         $ 19,581        $  8,843         $ 13,171
Depreciation and Amortization Expense   19,115           20,621           19,793          18,896           15,119
Research and Development Expense        26,980           24,579           24,802          23,226           20,350
Total Cash Dividends                  $ 11,252         $  9,471         $  7,843        $  6,519         $  5,651
Average Common Shares
  Outstanding                           21,823           21,691           21,973          21,862           21,854

- ------------------

1994 results include six months of operations for McWhorter Technologies, Inc. prior to the spin-off to the Company's stockholders. Per share data has been adjusted to reflect a 2-for-1 stock split effective in March 1992.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

         The Certificate of Incorporation of the Company authorizes the issuance of 30,000,000 shares of Common Stock, par value $.50 per share. As of December 30, 1994, 21,544,479 shares of Common Stock (net of 5,116,177 shares in treasury) were outstanding. Holders of the Common Stock have no preemptive rights and are entitled to one vote for each share held on each matter submitted to a vote of shareholders. Cumulative voting for the election of directors is not permitted. The Certificate of Incorporation provides for the Board of Directors to be divided into three classes. Each class is elected for a three-year term. The Board of Directors currently consists of eleven directors. All issued and outstanding Common Stock is fully paid and non-assessable, and all Common Stock offered hereby will be fully paid and non-assessable when issued.

         The transfer agent for the Company's Common Stock is Chemical Bank.


                                 LEGAL MATTERS

         The validity of the Valspar Common Stock offered hereby will be passed upon by Lindquist & Vennum P.L.L.P., Minneapolis, Minnesota.


                                    EXPERTS

         The audited financial statements and schedules of Valspar incorporated by reference in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as indicated in their report incorporated by reference herein, and have been incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                 500,000 SHARES

                            THE VALSPAR CORPORATION

                           --------------------------

                                   PROSPECTUS

                           --------------------------

                          ______________________, 1995

No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

        TABLE OF CONTENTS

Available Information.......................2
Incorporation of Certain
  Documents by Reference....................2
The Company.................................4
Offered Securities..........................4
Price Range of Common Stock.................5
Selected Consolidated
  Financial Information.....................6
Description of Securities...................7
Legal Matters...............................7
Experts.....................................7




                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law generally provides that any person who was or is a director or officer may be indemnified against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he or she is involved by reason of the fact that he or she is or was a director or officer if he or she acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she has no reasonable cause to believe that his or her conduct was unlawful. However, if the legal proceeding is by or in the right of the corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless the court in which such action was brought deems it proper.

         The Registrant's Bylaws provide that the Registrant will indemnify directors and officers if they (i) are wholly successful with respect to any claim, action, suit or proceeding or (ii) acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant. The indemnification provisions of the Bylaws also extend the indemnification provisions of the Delaware General Corporation Law to the protection afforded the Registrant's directors and officers.

ITEM 21.  EXHIBITS

          (a)  Exhibits

          3.1  Certificate of Incorporation, as amended (i)

          3.2  Bylaws, as amended (ii)

          5    Opinion of Lindquist & Vennum P.L.L.P., including Consent

          23   Independent Auditors' Consent

          24   Power of Attorney (included as part of the signature page).

- --------------------

          (i)  Incorporated   herein  by   reference  to  Exhibit  3(a)  of  the
               Registrant's Annual Report on Form 10-K for the year ended October 30, 1992.

          (ii) Incorporated   herein  by   reference  to  Exhibit  3(b)  of  the
               Registrant's Annual Report on Form 10-K for the year ended October 30, 1987.

          (b)  Schedules

          Incorporated by reference to the Company's Annual Report on Form 10-K for the Year Ended October 28, 1994:

          Independent Auditors' Report on Financial Statements for the years ended October 28, 1994, October 29, 1993 and October 30, 1992.

          Schedule VIII - Valuation and Qualifying Accounts and Reserves.

          Schedule IX - Short-Term Borrowings.


ITEM 22.  UNDERTAKINGS.

        (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (b)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                            (i)     To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (d)       (1)      The undersigned Registrant hereby undertakes as
                           follows: prior to any public offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  (2) The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with the offering of securities subject to Rule 415, except to the extent permitted to be filed as a prospectus supplement, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

        (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4.10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective, except where the transaction in which the securities being offered pursuant to this registration statement would itself qualify for an exemption from Section 5 of the Securities Act, absent the existence of other similar (prior or subsequent) transactions.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota on January 24, 1995.

                                                         THE VALSPAR CORPORATION

                                                                   /s/ Rolf Engh
                                                            Rolf Engh, Secretary



                               POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints ROLF ENGH and PAUL C. REYELTS as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.


            Signature                               Title                         Date

/s/ Richard M. Rompala                     President and                       January 24, 1995
Richard M. Rompala                          Director


/s/ Paul C. Reyelts                        Vice President, Finance             January 24, 1995
Paul C. Reyelts                             (Chief Financial Officer)


/s/ Curtis O. Huovie                       Vice President and Controller       January 24, 1995
Curtis O. Huovie                            (Chief Accounting Officer)


/s/ C. Angus Wurtele                       Chairman of the Board and           January 24, 1955
C. Angus Wurtele                            Chief Executive Officer



/s/ Susan S. Boren                         Director                            January 24, 1995
Susan S. Boren


_____________________________________      Director                            _______ __, 1995
Richard N. Cardozo


_____________________________________      Director                            _______ __, 1995
William W. George


/s/ Thomas R. McBurney                     Director                            January 24, 1995
Thomas R. McBurney


/s/ Kendrick B. Melrose                    Director                            January 24, 1995
Kendrick B. Melrose


_____________________________________      Director                            _______ __, 1995
Robert E. Pajor                             (Vice Chairman)


_____________________________________      Director                            _______ __, 1995
Gregory R. Palen


/s/ Lawrence Perlman                       Director                            January 24, 1995
Lawrence Perlman


_____________________________________      Director                            _______ __, 1995
Michael P. Sullivan


                                 EXHIBIT INDEX

          Exhibits

          3.1  Certificate of Incorporation, as amended (i)

          3.2  Bylaws, as amended (ii)

          5    Opinion of Lindquist & Vennum P.L.L.P., including Consent

          23   Independent Auditors' Consent

          24   Power of Attorney (included as part of the signature page).

- ---------------------

          (i)  Incorporated   herein  by   reference  to  Exhibit  3(a)  of  the
               Registrant's Annual Report on Form 10-K for the year ended October 30, 1992.

          (ii) Incorporated   herein  by   reference  to  Exhibit  3(b)  of  the
               Registrant's Annual Report on Form 10-K for the year ended October 30, 1987.